UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
______________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
January 17, 2022
______________________
Fabrinet
(Exact name of registrant as specified in its charter)
______________________

Cayman Islands	001-34775	98-1228572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
c/o Intertrust Corporate Services (Cayman) Limited
One Nexus Way, Camana Bay
Grand Cayman
KY1-9005
Cayman Islands
(Address of principal executive offices, including zip code)
+66 2-524-9600
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary Shares, $0.01 par value	FN	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On January 17, 2022, the Board of Directors (the “Board”) of Fabrinet (the “Company”) appointed Darlene Knight to serve on the Board as a Class I director (with a term expiring at the Company’s next annual meeting of shareholders) until her successor is duly elected and qualified or her earlier death, resignation or removal. In addition, Ms. Knight was appointed as a member of the Audit Committee of the Board.

Ms. Knight has significant operational and P&L experience with multi-national manufacturing businesses, primarily in the automotive sector, where she has held strategic and operations roles. Ms. Knight most recently served as Vice President, Americas of Adient plc, a global leader in the automotive seating supply industry, from May 2018 to January 2019, and as Vice President, China of Adient from March 2016 to April 2018. Prior to her roles at Adient, Ms. Knight served as Group Vice President and General Manager, Complete Seat Americas of Johnson Controls, Inc., a global diversified technology and industrial company, from October 2013 until February 2016. Ms. Knight also previously served in senior leadership roles at Tecumseh Products Corporation, a manufacturer of commercial refrigeration compressors and condensing unit systems, from 2012 to 2013, and at Edscha GmbH, a Tier 1 automotive supplier, from 2006 to 2012. Ms. Knight served in roles of increasing responsibility at General Motors Corporation from 1984 until 2006. Ms. Knight is a member of the boards of directors of eLeapPower, a privately held corporation, and Reliance Worldwide Corporation Limited, a company listed on the Australian Securities Exchange, where she also serves on the nomination & remuneration committee of the board. Ms. Knight earned a bachelor of science degree in industrial administration from GMI Engineering & Management Institute and a master of science degree in engineering science from Rensselaer Polytechnic Institute.

Ms. Knight will be compensated for her service on the Board in accordance with the Company’s standard compensation policy for non-employee directors, the terms of which were described in the Company’s proxy statement for its 2021 annual meeting of shareholders. There is no arrangement or understanding between Ms. Knight and any other persons pursuant to which Ms. Knight was elected as a director. In addition, Ms. Knight will enter into the Company’s standard form of indemnification agreement, a copy of which was previously filed on January 28, 2010 as Exhibit 10.12 to the Company’s Registration Statement on Form S-1 (File No. 333-163268).

A copy of the Company’s press release announcing Ms. Knight’s appointment to the Board is attached hereto as Exhibit 99.1 and is incorporated by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated January 19, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FABRINET

	By:	/s/ Csaba Sverha
Csaba Sverha
Executive Vice President, Chief Financial Officer

Date: January 19, 2022